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                                                                    Exhibit 21.1


                              List of Subsidiaries


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Principal Operating Subsidiary                                 State of Incorporation
------------------------------                                 ----------------------
Advance Vehicles, Inc.                                         OH
Arden Industrial Products, Inc.                                MN
Blue Falcon Forge, Inc.                                        PA
Castle Rubber Company                                          PA
Cicero Flexible Products, Inc.                                 OH
General Aluminum Manufacturing Company II                      OH
General Aluminum Manufacturing Company                         OH
Kay Home Products, Inc.                                        OH
RB&W Corporation                                               DE
The Ajax Manufacturing Company                                 OH
Tocco, Inc.                                                    AL
RB&W Corporation of Canada                                     Ontario, Canada
RB&W Logistics Canada, Inc./Logistique RB&W Canada, Inc.       Alberta, Canada

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